Exhibit 16.1




                           HJ & Associates, LLC
                     50 South Main Street, Suite 1450
                        Salt Lake City, Utah 84144








September 12, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C

     Re: Item 4. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

To Whom It May Concern:

We have read Item 4 included in the Form 8-K for TGFIN Holdings, Inc. (formerly Digitran Systems Incorporated) dated September 12, 2002, commission number 0-19470 filed with the Securities and Exchange Commission, and are in agreement with statements contained therein.


/s HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah